Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Stockholder-Director of

QVC, Inc.:

We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.

Our report refers to changes in accounting principle from the adoption of Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 606, Revenue from Contracts with Customers, and FASB ASC Topic 842, Leases.

/s/KPMG LLP

Philadelphia, Pennsylvania
August 12, 2020